Exhibit 23(i)

CHISHOLM, BIERWOLF & NILSON
Certified Public Accountants
A Limited Liability	533 W. 2600 S., Suite 250	Office (801) 292-8756
Partnership	Bountiful, Utah 84010	Fax (801) 292-8809 ________________

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this post-effective registration statement on Form S-1/A, as amended, of our report, which includes an explanatory paragraph related to the Company’s ability to continue as a going concern, dated March 25, 2008, on our audits of the consolidated financial statements of Providence Resources, Inc. and to the reference to our Firm under the caption “Experts” in the registration statement.

/s/Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah

June 23, 2008